As filed with the Securities and Exchange Commission on November 10, 2009
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Babcock & Brown Air Limited
(Exact name of registrant as specified in its charter)

Bermuda	98-0536376
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
West Pier
Dun Laoghaire
County Dublin, Ireland
Tel. +353-1-231-1900
(Address and telephone number of registrant’s principal executive offices)
Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711
Tel. (302) 738-6680
(Name, address and telephone number of agent for service)
Copies to:
Boris Dolgonos, Esq.
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
(212) 310-8000
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum	Amount of
Title of each class of	Amount to be	aggregate	aggregate	registration
securities to be registered(1)	Registered(2)	price per unit(2)	offering price(3)	fee
Common Shares (4)
Preference Shares
Debt Securities
Warrants
Subscription Rights
Total			$500,000,000	$27,900 (5)

(1)	Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.

(2)	The proposed maximum aggregate offering price of each class of securities will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of securities pursuant to the General Instruction II.C. of Form F-3 under the Securities Act of 1933.

(3)	The Registrant is registering an indeterminate aggregate amount of securities of each identified class of securities up to a proposed aggregate offering price of $500,000,000, which may be offered from time to time in unspecified numbers and at indeterminate prices, and as may be issued upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including under any applicable anti-dilution provisions.

(4)	Common shares may be represented by the Registrant’s American Depositary Shares, each of which represents one common share. American Depositary Shares issuable upon deposit of the common shares registered hereby have been registered under a separate registration statement on Form F-6 (333-145997).

(5)	Calculated pursuant to Rule 457(o) under the Securities Act.
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 10, 2009
Babcock & Brown Air Limited
COMMON SHARES
PREFERENCE SHARES
DEBT SECURITIES
WARRANTS
SUBSCRIPTION RIGHTS
We may from time to time offer to sell our common shares, preference shares or debt securities, either separately or represented by warrants or subscription rights, as well as units that include any of these securities or securities of other entities. The debt securities may consist of debentures, notes or other types of debt. Our common shares, in the form of American Depositary Shares, are listed on the New York Stock Exchange and under the ticker symbol “FLY.” The debt securities, preferred stock, warrants, rights and units may be convertible or exercisable or exchangeable for common shares or preference shares or other securities of ours or debt or equity securities of one or more other entities.
We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. These securities also may be resold by security holders.
This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement. We will provide specific terms of any securities to be offered in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.
Investing in our securities involves risks. See “Risk Factors” beginning on page 4 of our annual report on Form 20-F for the year ended December 31, 2008, which is incorporated by reference herein.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is     , 2009.

Consent under the Exchange Control Act 1972 (and its related regulations) has been obtained from the Bermuda Monetary Authority for the issue and transfer of our ADSs and other securities to and between persons resident and non-resident of Bermuda for exchange control purposes provided our ADSs remain listed on an appointed stock exchange, which includes the NYSE. This prospectus and any applicable prospectus supplement will be filed with the Registrar of Companies in Bermuda in accordance with Bermuda law. In granting such consent and in accepting this prospectus for filing, neither the Bermuda Monetary Authority nor the Registrar of Companies in Bermuda accepts any responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under the shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings, up to a maximum aggregate offering price of $500,000,000.
This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities described in the prospectus we will provide a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus and any accompanying prospectus supplement or other offering materials, together with the additional information described under the heading “Where You Can Find More Information.”
You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize be provided to you. We have not authorized any other person to provide you with different information or additional information. If anyone provides you with different, inconsistent or additional information, you should not rely on it. We are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
This prospectus and any accompanying prospectus supplement or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.
You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

SUMMARY
You should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein and therein by reference, before making an investment decision. Unless the context requires otherwise, when used in this prospectus, (1) the terms “B&B Air,” “Company,” “we,” “us” and “our” refer to Babcock & Brown Air Limited and its subsidiaries and (2) all references to our shares refer to our common shares held in the form of ADSs.
We are a global lessor of modern, fuel-efficient commercial jet aircraft. Our aircraft are leased under long-term to medium-term contracts to a diverse group of airlines throughout the world. As of September 30, 2009, our portfolio consisted of 62 aircraft.
Our executive offices are located at West Pier, Dun Laoghaire, County Dublin, Ireland, our telephone number at that location is +353-1-231-1900, and our website can be accessed at www.babcockbrownair.com. Information contained on, or that can be assessed through, our website is not incorporated by reference in this prospectus or any prospectus supplement and does not constitute part of this prospectus or any prospectus supplement.

RISK FACTORS
An investment in our securities involves a high degree of risk. You should carefully consider the risk factors incorporated by reference from our most recent Annual Report on Form 20-F and the other information contained in this prospectus or any applicable prospectus supplement, as updated by our subsequent filings with the SEC, pursuant to Sections 13(a), 14 or 15(d) of the Exchange Act, which are incorporated herein by reference, before buying our securities. For more information see “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.”
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, the registration statement of which it forms a part, each prospectus supplement and the documents incorporated by reference into these documents contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We use words such as “anticipates,” “believes,” “plans,” “expects,” “future,” “intends,” “will,” “foresee” and similar expressions to identify these forward-looking statements. In addition, from time to time we or our representatives have made or may make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that we make with the SEC or press releases or oral statements made by or with the approval of one of our authorized executive officers. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, those discussed in our most recent Annual Report on Form 20-F, which is incorporated by reference herein. Readers are cautioned not to place undue reliance on any forward-looking statements contained herein, which reflect management’s opinions only as of the date hereof. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements. You are advised, however, to consult any additional disclosures we have made or will make in our reports to the SEC on Forms 20-F and 6-K. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus.
USE OF PROCEEDS
Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds of any offering of securities for working capital and other general corporate purposes, which may include the repayment or refinancing of outstanding indebtedness and the financing of future acquisitions. We may have significant discretion in the use of any net proceeds. The net proceeds may be invested temporarily in interest-bearing accounts and short-term interest-bearing securities until they are used for their stated purpose. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities.
RATIO OF EARNINGS TO FIXED CHARGES
     The following table sets forth our historical ratio of earnings to fixed charges for the periods indicated:

For the period
from May 3,
2007
	(incorporation	For the year	For the nine
	date) to	ended	months ended
	December 31,	December 31,	September 30,
	2007	2008	2009
Ratio of Earnings to Fixed Charges	1.23:1	1.67:1	2.58:1
Fixed charges consist of interest on all indebtedness and amortized discounts and loan issuance costs related to indebtedness. Earnings available to cover fixed charges consist of net income before provision for income taxes plus fixed charges.

DESCRIPTION OF SHARE CAPITAL
The following description of our share capital reflects our memorandum of association and our bye-laws. Holders of ADSs will be able to exercise their rights with respect to the common shares underlying the ADSs only in accordance with the terms of the deposit agreement. See “Description of American Depositary Shares” for more information.
Share Capital
Our authorized share capital consists of US$500,000 divided into 499,999,900 common shares and 100 manager shares par value US$0.001 each. Pursuant to our bye-laws, subject to any resolution of the shareholders to the contrary, our board of directors is authorized to issue any of our authorized but unissued shares. As of September 30, 2009, 30,279,948 common shares were outstanding.
Common Shares
Holders of common shares have no pre-emptive, redemption, conversion or sinking fund rights. Holders of common shares are entitled to one vote per share on all matters submitted to a vote of holders of common shares. Unless a different majority is required by law or by our bye-laws, resolutions to be approved by holders of common shares require approval by a simple majority of votes cast at a meeting at which a quorum is present. There are no limitations on the right of non-Bermudians or non-residents of Bermuda to hold or vote our shares except as described herein.
In the event of our liquidation, dissolution or winding up, the holders of common shares are entitled to share equally and ratably in our assets, if any, remaining after the payment of all of our debts and liabilities, subject to any liquidation preference on any issued and outstanding preference shares.
Preference Shares
Pursuant to Bermuda law and our bye-laws, our board of directors by resolution may establish one or more series of preference shares having such number of shares, designations, dividend rates, relative voting rights, conversion or exchange rights, redemption rights, liquidation rights and other relative participation, optional or other special rights, qualifications, limitations or restrictions as may be fixed by the board without any further shareholder approval. The rights with respect to a series of preference shares may be greater than the rights attached to our common shares. It is not possible to state the actual effect of the issuance of any preference shares on the rights of holders of our common shares until our board of directors determines the specific rights attached to those preference shares. The effect of issuing preference shares could include one or more of the following:
•	restricting dividends in respect of our common shares;

•	diluting the voting power of our common shares or providing that holders of preference shares have the right to vote on matters as a class;

•	impairing the liquidation rights of our common shares; or

•	delaying or preventing a change of control of our company.
As of the date of this prospectus, there are no preference shares outstanding.
Manager Shares
Our manager, Babcock & Brown Air Management Co. Limited, or the Manager, owns 100 manager shares that are entitled to director appointment rights and the right to vote on amendments to the provision of our bye-laws relating to termination of our management agreement with the Manager. Manager shares does not convert into common shares. Upon a termination of our management agreement, the manager shares will cease to have any appointment and voting rights and, to the extent permitted under Section 42 of Companies Act 1981 (Bermuda), or the

Companies Act, will be automatically redeemed for their par value. Manager shares are not entitled to receive any dividends and, other than with respect to director appointment rights, holders of manager shares have no voting rights.
Dividend Rights
Pursuant to Bermuda law, we are restricted from declaring or paying a dividend if there are reasonable grounds for believing that (1) we are, or would after the payment be, unable to pay our liabilities as they become due, or (2) the realizable value of our assets would thereby be less than the aggregate of our liabilities and our issued share capital (the aggregate par value of our issued and outstanding common shares). As a result, if the realizable value of our assets decreases, our ability to make or maintain dividend payments may depend on our ability to transfer balances to our contributed surplus account (to which we can allocate shareholder contributions that are unrelated to any share subscription).
There are no restrictions on our ability to transfer funds (other than funds denominated in Bermuda dollars) in and out of Bermuda or to pay dividends to U.S. residents who are holders of our common shares.
Variation of Rights
If at any time we have more than one class of shares, the rights attaching to any class, unless otherwise provided for by the terms of issue of the relevant class, may be varied either: (1) with the consent in writing of the holders of 50% of the issued shares of that class; or (2) with the sanction of a resolution passed by a majority of the votes cast at a general meeting of the relevant class of shareholders at which a quorum consisting of at least two persons holding or representing two-thirds of the issued shares of the relevant class is present. Our bye-laws specify that the creation or issue of shares ranking equally with existing shares will not, unless expressly provided by the terms of issue of existing shares, vary the rights attached to existing shares. In addition, the creation or issue of preference shares ranking prior to common shares will not be deemed to vary the rights attached to common shares or, subject to the terms of any other series of preference shares, to vary the rights attached to any other series of preference shares.
Election and Removal of Directors
Our bye-laws provide that our board shall consist of not less than two and not more than 15 directors as the board may from time to time determine. Our board of directors currently consists of seven directors, each of whom serves a term commencing of their election or appointment and continuing until the next annual general meeting or until their successors are elected or appointed or their office is otherwise vacated. Our bye-laws provide that persons standing for election as directors at a duly constituted and quorate annual general meeting are appointed by shareholders holding shares carrying a plurality of the votes cast on the resolution. Our bye-laws provide that, notwithstanding the foregoing, for so long as Babcock & Brown Limited, or Babcock & Brown, the parent of the Manager, holds any of our manager shares, our Manager has the right to appoint the nearest whole number of directors on our board of directors that is not more than 3/7ths of the number of directors on our board of directors at the time. The Manager’s appointees on our board of directors will not be required to stand for election by our shareholders other than by Babcock & Brown.
Any shareholder wishing to propose for election as a director someone who is not an existing director or is not proposed by our board must give notice of the intention to propose the person for election. Where a person is to be proposed for election as a director at an annual general meeting by a shareholder, that notice must be given not less than 90 days nor more than 120 days before the anniversary of the last annual general meeting prior to the giving of the notice or, in the event the annual general meeting is called for a date that is not 25 days before or after such anniversary the notice must be given not later than ten days following the earlier of the date on which notice of the annual general meeting was posted to shareholders or the date on which public disclosure of the date of the annual general meeting was made.
A director (other than a director appointed by the Manager pursuant to its appointment right described above) may be removed with or without cause by a resolution including the affirmative vote of shareholders holding shares carrying at least 80% of the votes of all shares then issued and entitled to vote on the resolution, provided that notice of the shareholders meeting convened to remove the director is given to the director. The notice must contain a statement of the intention to remove the director and must be served on the director not less than 14 days before the meeting. The director is entitled to attend the meeting and be heard on the motion for his removal. A director appointed by the Manager pursuant to its appointment right described above may be removed with or without cause by the Manager upon notice from the Manager.
Anti-Takeover Provisions
The following is a summary of certain provisions of our bye-laws that may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a shareholder might consider to be in its best interest, including those attempts that might result in a premium over the market price for the shares held by shareholders.
Pursuant to our bye-laws, our preference shares may be issued from time to time, and the board of directors is authorized to determine the rights, preferences, privileges, qualifications, limitations and restrictions. See “— Preference Shares.”
The authorized but unissued common shares and our preference shares will be available for future issuance by the board of directors, subject to any resolutions of the shareholders. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued common shares and preference shares could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, amalgamation or otherwise.
Our bye-laws provide that if a competitor of Babcock & Brown acquires beneficial ownership of 15% or more of our common shares, then we have the option, but not the obligation, within 90 days of the acquisition of such threshold beneficial ownership, to require that shareholder to tender for all of our remaining common shares, or to sell such number of common shares to us or to third parties at fair market value as would reduce its beneficial ownership to less than 15%. In addition, our bye-laws provide that the vote of each common share held by a competitor of Babcock & Brown that beneficially owns 15% or more, but less than 50%, of our common shares will be reduced to three-tenths of a vote per share on all matters upon which shareholders may vote.
Certain Provisions of Bermuda Law
We have been designated by the Bermuda Monetary Authority as a non-resident for Bermuda exchange control purposes. This designation allows us to engage in transactions in currencies other than the Bermuda dollar, and there are no restrictions on our ability to transfer funds (other than funds denominated in Bermuda dollars) in and out of Bermuda or to pay dividends to United States residents who are holders of our common shares.
The Bermuda Monetary Authority has given its consent for the issue and free transferability of all of the common shares that underlie the ADSs that are the subject of this offering to and between non-residents of Bermuda for exchange control purposes, provided our ADSs remain listed on an appointed stock exchange, which includes the NYSE. Approvals or permissions given by the Bermuda Monetary Authority do not constitute a guarantee by the Bermuda Monetary Authority as to our performance or our creditworthiness. Accordingly, in giving such consent or permissions, the Bermuda Monetary Authority shall not be liable for the financial soundness, performance or default of our business or for the correctness of any opinions or statements expressed in this prospectus. Certain issues and transfers of common shares involving persons deemed resident in Bermuda for exchange control purposes may require the specific consent of the Bermuda Monetary Authority.
In accordance with Bermuda law, share certificates are only issued in the names of companies, partnerships or individuals. In the case of a shareholder acting in a special capacity (for example as a trustee), certificates may, at the request of the shareholder, record the capacity in which the shareholder is acting. Notwithstanding such recording of any special capacity, we are not bound to investigate or see to the execution of any such trust. We will take no notice of any trust applicable to any of our shares, whether or not we have been notified of such trust.
Differences in Corporate Law
You should be aware that the Companies Act, which applies to us, differs in certain material respects from laws generally applicable to Delaware corporations and their shareholders. In order to highlight these differences, set forth below is a summary of certain significant provisions of the Companies Act (including modifications adopted pursuant to our bye-laws) and Bermuda common law applicable to us which differ in certain respects from provisions of the General Corporation Law of the State of Delaware. Because the following statements are summaries, they do not address all aspects of Bermuda law that may be relevant to us and our shareholders or all aspects of Delaware law which may differ from Bermuda law.
Duties of Directors
Our bye-laws provide that our business is to be managed and conducted by our board of directors. At common law, members of the board of directors of a Bermuda company owe a fiduciary duty to the company to act in good faith in their dealings with or on behalf of the company and exercise their powers and fulfill the duties of their office honestly. This duty includes the following essential elements:
•	a duty to act in good faith in the best interests of the company;

•	a duty not to make a personal profit from opportunities that arise from the office of director;

•	a duty to avoid conflicts of interest; and

•	a duty to exercise powers for the purpose for which such powers were intended.
The Companies Act imposes a duty on directors and officers of a Bermuda company:
•	to act honestly and in good faith with a view to the best interests of the company; and

•	to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.
In addition, the Companies Act imposes various duties on directors and officers of a company with respect to certain matters of management and administration of the company.
Directors and officers generally owe fiduciary duties to the company, and not to the company’s individual shareholders. Our shareholders may not have a direct cause of action against our directors.
Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its shareholders. The duty of care requires that directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of corporate employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the shareholders.
Delaware law provides that a party challenging the propriety of a decision of a board of directors bears the burden of rebutting the applicability of the presumptions afforded to directors by the “business judgment rule.” The business judgment rule is a presumption that in making a business decision, directors acted on an informed basis and that the action taken was in the best interests of the company and its shareholders, and accordingly, unless the presumption is rebutted, a board’s decision will be upheld unless there can be no rational business purpose for the action or the action constitutes corporate waste. If the presumption is not rebutted, the business judgment rule attaches to protect the directors and their decisions, and their business judgments will not be second guessed. Where, however, the presumption is rebutted, the directors bear the burden of demonstrating the entire fairness of the relevant transaction. Notwithstanding the foregoing, Delaware courts may subject directors’ conduct to enhanced scrutiny in respect of defensive actions taken in response to a threat to corporate control or the approval of a transaction resulting in a sale of control of the corporation.

Interested Directors
Bermuda law and our bye-laws provide that if a director has an interest in a material transaction or proposed material transaction with us or any of our subsidiaries or has a material interest in any person that is a party to such a transaction, the director must disclose the nature of that interest at the first opportunity either at a meeting of directors or in writing to the directors. Our bye-laws provide that, after a director has made such a declaration of interest, he is allowed to be counted for purposes of determining whether a quorum is present and to vote on a transaction in which he has an interest, unless disqualified from doing so by the chairman of the relevant board meeting.
Under Delaware law, such transaction would not be voidable if (1) the material facts as to such interested director’s relationship or interests are disclosed or are known to the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, (2) such material facts are disclosed or are known to the shareholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the majority of shares entitled to vote thereon or (3) the transaction is fair as to the company as of the time it is authorized, approved or ratified. Under Delaware law, such interested director could be held liable for a transaction in which such director derived an improper personal benefit.
Voting Rights and Quorum Requirements
Under Bermuda law, the voting rights of our shareholders are regulated by our bye-laws and, in certain circumstances, the Companies Act. Under our bye-laws, at any general meeting, two or more persons present in person at the start of the meeting and representing in person or by proxy shareholders holding shares carrying more than 25% of the votes of all shares entitled to vote on the resolution shall constitute a quorum for the transaction of business. Generally, except as otherwise provided in the bye-laws, or the Companies Act, any action or resolution requiring approval of the shareholders may be passed by a simple majority of votes cast except for the election of directors which requires only a plurality of the votes cast.
Any individual who is a shareholder of our company and who is present at a meeting may vote in person, as may any corporate shareholder that is represented by a duly authorized representative at a meeting of shareholders. Our bye-laws also permit attendance at general meetings by proxy, provided the instrument appointing the proxy is in the form specified in the bye-laws or such other form as the board may determine. Under our bye-laws, each holder of common shares is entitled to one vote per common share held.
Under Delaware law, unless otherwise provided in a company’s certificate of incorporation, each stockholder is entitled to one vote for each share of stock held by the stockholder. Delaware law provides that unless otherwise provided in a company’s certificate of incorporation or bye-laws, a majority of the shares entitled to vote, present in person or represented by proxy, constitutes a quorum at a meeting of stockholders. In matters other than the election of directors, with the exception of special voting requirements related to extraordinary transactions, and unless otherwise provided in a company’s certificate of incorporation or bye-laws, the affirmative vote of a majority of shares present in person or represented by proxy at the meeting entitled to vote is required for stockholder action, and the affirmative vote of a plurality of shares is required for the election of directors.
Dividends
Pursuant to Bermuda law, a company is restricted from declaring or paying a dividend if there are reasonable grounds for believing that: (1) the company is, or would after the payment be, unable to pay its liabilities as they become due or (2) that the realizable value of its assets would thereby be less than the aggregate of its liabilities and its issued share capital. Under our bye-laws, each common share is entitled to dividends if, as and when dividends are declared by our board of directors, subject to any preferred dividend right of the holders of any preference shares. Issued share capital is the aggregate par value of the company’s issued and outstanding common shares.
Under Delaware law, subject to any restrictions contained in the company’s certificate of incorporation, a company may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year. Delaware law also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

Amalgamations, Mergers and Similar Arrangements
The amalgamation of a Bermuda company with another company or corporation (other than certain affiliated companies) requires the amalgamation agreement to be approved by the company’s board of directors and by its shareholders. Unless the company’s bye-laws provide otherwise, the approval of 75% of the shareholders voting at such meeting is required to approve the amalgamation agreement, and the quorum for such meeting must be two persons holding or representing more than one-third of the issued shares of the company. Our bye-laws provide that a merger or an amalgamation (other than with a wholly owned subsidiary) that has been approved by the board must only be approved by a majority of the votes cast at a general meeting of the shareholders at which the quorum shall be two or more persons present in person and representing in person or by proxy shareholders holding shares carrying more than 25% of the votes of all shares entitled to vote on the resolution. Any merger or amalgamation not approved by our board must be approved by shareholders holding shares carrying not less than 66% of the votes of all shares entitled to vote on the resolution.
Under Bermuda law, in the event of an amalgamation of a Bermuda company with another company or corporation, a shareholder of the Bermuda company who did not vote in favor of the amalgamation and is not satisfied that fair value has been offered for such shareholder’s shares may, within one month of notice of the shareholders meeting, apply to the Supreme Court of Bermuda to appraise the fair value of those shares.
Under Delaware law, with certain exceptions, a merger, consolidation or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the issued and outstanding shares entitled to vote thereon. Under Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair value of the shares held by such shareholder (as determined by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction.
Takeovers
An acquiring party is generally able to acquire compulsorily the common shares of minority holders of a company in the following ways:
•	By a procedure under the Companies Act known as a “scheme of arrangement.” A scheme of arrangement could be effected by obtaining the agreement of the company and of holders of common shares, representing in the aggregate a majority in number and at least 75% in value of the common shareholders present and voting at a court ordered meeting held to consider the scheme of arrangement. The scheme of arrangement must then be sanctioned by the Bermuda Supreme Court. If a scheme of arrangement receives all necessary agreements and sanctions, upon the filing of the court order with the Registrar of Companies in Bermuda, all holders of common shares could be compelled to sell their shares under the terms of the scheme or arrangement.

•	If the acquiring party is a company by acquiring pursuant to a tender offer 90% of the shares or class of shares not already owned by, or by a nominee for, the acquiring party (the offeror), or any of its subsidiaries. If an offeror has, within four months after the making of an offer for all the shares or class of shares not owned by, or by a nominee for, the offeror, or any of its subsidiaries, obtained the approval of the holders of 90% or more of all the shares to which the offer relates, the offeror may, at any time within two months beginning with the date on which the approval was obtained, require by notice any nontendering shareholder to transfer its shares on the same terms as the original offer. In those circumstances, nontendering shareholders will be compelled to sell their shares unless the Supreme Court of Bermuda (on application made within a one-month period from the date of the offeror’s notice of its intention to acquire such shares) orders otherwise.

•	Where the acquiring party or parties hold not less than 95% of the shares or a class of shares of the company, by acquiring, pursuant to a notice given to the remaining shareholders or class of shareholders, the shares of such remaining shareholders or class of shareholders. When this notice is given, the acquiring party is entitled and bound to acquire the shares of the remaining shareholders on the terms set out in the notice, unless a remaining shareholder, within one month of receiving such notice, applies to the Supreme

Court of Bermuda for an appraisal of the value of their shares. This provision only applies where the acquiring party offers the same terms to all holders of shares whose shares are being acquired.
Delaware law provides that a parent corporation, by resolution of its board of directors and without any shareholder vote, may merge with any subsidiary of which it owns at least 90% of each class of its capital stock. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights.
Shareholders’ Suits
Class actions and derivative actions are generally not available to shareholders under Bermuda law. The Bermuda courts, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong to the company where the act complained of is alleged to be beyond the corporate power of the company or illegal, or would result in the violation of the company’s memorandum of association or bye-laws. Furthermore, consideration would be given by a Bermuda court to acts that are alleged to constitute a fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of the company’s shareholders than that which actually approved it.
Our bye-laws contain a provision by virtue of which our shareholders waive any claim or right of action that they have, both individually and on our behalf, against any director or officer in relation to any action or failure to take action by such director or officer, except in respect of any fraud or dishonesty of such director or officer. The operation of this provision as a waiver of the right to sue for violations of federal securities laws may be unenforceable in U.S. courts.
Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.
Indemnification of Directors and Officers
Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act.
We have adopted provisions in our bye-laws that provide that we shall indemnify our officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty. We also have entered into directors’ service agreements with our directors, pursuant to which we have agreed to indemnify them against any liability brought against them by reason of their service as directors, except in cases where such liability arises from fraud, dishonesty, bad faith, gross negligence, willful default or willful misfeasance. Our bye-laws provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the company, against any of the company’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer. Section 98A of the Companies Act permits us to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director. We have purchased and maintain a directors’ and officers’ liability policy for such a purpose.
Under Delaware law, a corporation may indemnify a director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in defense of an action, suit or proceeding by reason of such position if (1) such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and (2) with respect to any criminal action or proceeding, such director or officer had no reasonable cause to believe his conduct was unlawful.

Inspection of Corporate Records
Members of the general public have the right to inspect our public documents available at the office of the Registrar of Companies in Bermuda and our registered office in Bermuda, which will include our memorandum of association (including its objects and powers) and certain alterations to our memorandum of association. Our shareholders have the additional right to inspect our bye-laws, minutes of general meetings and audited financial statements, which must be presented to the annual general meeting of shareholders.
The register of members of a company is also open to inspection by shareholders, and by members of the general public without charge. The register of members is required to be open for inspection for not less than two hours in any business day (subject to the ability of a company to close the register of members for not more than 30 days in a year). A company is required to maintain its share register in Bermuda but may, subject to the provisions of the Companies Act, establish a branch register outside of Bermuda. A company is required to keep at its registered office a register of directors and officers that is open for inspection for not less than two hours in any business day by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.
Delaware law permits any shareholder to inspect or obtain copies of a corporation’s shareholder list and its other books and records for any purpose reasonably related to such person’s interest as a shareholder.
Shareholder Proposals
Under Bermuda law, shareholders may, as set forth below and at their own expense (unless the company otherwise resolves), require the company to: (1) give notice to all shareholders entitled to receive notice of the annual general meeting of any resolution that the shareholders may properly move at the next annual general meeting; and/or (2) circulate to all shareholders entitled to receive notice of any general meeting a statement in respect of any matter referred to in the proposed resolution or any business to be conducted at such general meeting. The number of shareholders necessary for such a requisition is either: (1) any number of shareholders representing not less than 5% of the total voting rights of all shareholders entitled to vote at the meeting to which the requisition relates; or (2) not less than 100 shareholders.
Delaware law does not include a provision restricting the manner in which nominations for directors may be made by shareholders or the manner in which business may be brought before a meeting although restrictions may be included in a Delaware company’s certificate of incorporation or bye-laws.
Calling of Special Shareholders’ Meetings
Under our bye-laws, a special general meeting may be called by the President, the chairman of the board or the board of directors. Bermuda law also provides that a special general meeting must be called upon the request of shareholders holding not less than 10% of the paid-up capital of the company carrying the right to vote at general meetings.
Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or bye-laws to call a special meeting of shareholders.
Amendment of Organizational Documents
Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders of which due notice has been given. Certain amendments to the memorandum of association may require approval of the Bermuda Minister of Finance, who may grant or withhold approval at his or her discretion.
Under Bermuda law, the holders of an aggregate of not less than 20% in par value of a company’s issued share capital have the right to apply to the Bermuda courts for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment which alters or reduces a company’s share capital as provided in the Companies Act. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda court. An application for an annulment of an amendment of the memorandum of association must be made within 21 days after the date on which the resolution altering the company’s memorandum of association is passed and may be made on behalf of persons entitled to make the application by one or more of their designees as such holders may appoint in writing for such purpose. No application may be made by the shareholders voting in favor of the amendment.
Under Delaware law, amendment of the certificate of incorporation, which is the equivalent of a memorandum of association, of a company must be made by a resolution of the board of directors setting forth the amendment, declaring its advisability, and either calling a special meeting of the shareholders entitled to vote or directing that the proposed amendment be considered at the next annual meeting of the shareholders. Delaware law requires that, unless a different percentage is provided for in the certificate of incorporation, a majority of the voting power of the corporation is required to approve the amendment of the certificate of incorporation at the shareholders meeting. If the amendment would alter the number of authorized shares or par value or otherwise adversely affect the rights or preference of any class of a company’s stock, the holders of the issued and outstanding shares of such affected class, regardless of whether such holders are entitled to vote by the certificate of incorporation, are entitled to vote as a class upon the proposed amendment. However, the number of authorized shares of any class may be increased or decreased, to the extent not falling below the number of shares then issued and outstanding, by the affirmative vote of the holders of a majority of the stock entitled to vote, if so provided in the company’s certificate of incorporation that was authorized by the affirmative vote of the holders of a majority of such class or classes of stock.
Amendment of Bye-laws
Our bye-laws provide that the bye-laws may only be rescinded, altered or amended upon approval by a resolution of our board of directors and by a resolution of our shareholders, adopted by the affirmative votes of at least a majority of all shares entitled to vote on the resolution. Our bye-laws provide that, notwithstanding the foregoing, at any time that Babcock & Brown holds any of our manager shares, rescission, alteration or amendment of the bye-law relating to our ability to terminate the Manager’s appointment under our management agreement also requires the approval of the holder of our manager shares.
Under Delaware law, unless the certificate of incorporation or bye-laws provide for a different vote, holders of a majority of the voting power of a corporation and, if so provided in the certificate of incorporation, the directors of the corporation have the power to adopt, amend and repeal the bye-laws of a corporation. Those bye-laws dealing with the election of directors, classes of directors and the term of office of directors may only be rescinded, altered or amended upon approval by a resolution of the directors and by a resolution of shareholders carrying not less than 66% of all shares entitled to vote on the resolution.
Registrar and Transfer Agent
All of our issued and outstanding common shares are held by the depositary, Deutsche Bank Trust Company Americas (the “Depositary”). The Depositary is a state chartered New York banking corporation and a member of the United States Federal Reserve System, subject to regulation and supervision principally by the United States Federal Reserve Board and the New York State Banking Department. The Depositary was incorporated as a limited liability bank on March 5, 1903 in the State of New York. The registered office of the Depositary is located at 60 Wall Street, New York, NY 10005 and the registered number is BR1026. The principal executive office of the Depositary is located at 60 Wall Street, New York NY 10005.
Codan Services Limited, Hamilton, Bermuda, acts as the registrar and transfer agent for our common shares.
DESCRIPTION OF AMERICAN DEPOSITARY SHARES
American Depositary Receipts
Each ADS represents an ownership interest in one common share which we deposit with the custodian under the deposit agreement among ourselves, the Depositary, and ADS holders. Your ADSs are evidenced by what are known as American Depositary Receipts, or ADRs, in the same way a share is evidenced by a share certificate. Your rights as a holder of ADSs is governed by the deposit agreement and our bye-laws.
The following is a summary of the material terms of the deposit agreement. Because it is a summary, it does not contain all the information that may be important to you. For more complete information, you should read the entire deposit agreement and the form of ADR which contains the terms of your ADSs. You can read a copy of the deposit agreement which is filed with the SEC as an exhibit to our registration statement on Form F-6, as filed with the SEC on September 21, 2007, as may be subsequently amended. You may also obtain a copy of the deposit agreement at the SEC’s Public Reference Room, which is located at 100 F Street, N.E., Washington, D.C. 20549, United States of America. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. Copies of the deposit agreement and the form of ADR are also available for inspection at the corporate trust office of the Depositary. The Depositary keeps books at its corporate trust office for the registration of ADRs and transfer of ADRs which, at all reasonable times, shall be open for inspection by ADS holders, provided that inspection shall not be for the purposes of communicating with ADS holders in the interest of a business or object other than our business or a matter related to the deposit agreement or the ADSs.
For a description of our bye-laws, see “Description of Share Capital.”
Holding the ADSs
Unless otherwise agreed among us and the Depositary in accordance with the terms of the deposit agreement, the ADSs are held electronically in book-entry form either directly (by having an ADR registered in your name) or indirectly through your broker or other financial institution. If you hold ADSs directly, you are an ADR holder. This description assumes you hold your ADSs directly. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADR holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.
As an ADR holder, you are not treated as one of our shareholders and you do not have shareholder rights. Bermuda law governs shareholder rights. The Depositary is the holder of the common shares underlying your ADSs. As a holder of ADRs, you have ADR holder rights. A deposit agreement among us, the Depositary and you, as an ADR holder, and the beneficial owners of ADRs sets out ADR holder rights, representations and warranties as well as the rights and obligations of the Depositary. New York law governs the deposit agreement and the ADRs.
Fees and Expenses
Except as described below, we pay all fees, charges and expenses of the Depositary and any agent of the Depositary pursuant to agreements from time to time between us and the Depositary, except that if you elect to withdraw the common shares underlying your ADRs from the Depositary you will be required to pay the Depositary a fee of up to US$5.00 per 100 ADSs surrendered or any portion thereof, together with expenses incurred by the Depositary and any taxes or charges, such as stamp taxes or stock transfer taxes or fees, in connection with the withdrawal. We will not receive any portion of the fee payable to the Depositary upon a withdrawal of shares from the Depositary. The Depositary will not make any payments to us, and we will not receive any portion of any fees collected by the Depositary.
Except as specified above in connection with a cancellation of ADSs and withdrawal of common shares from the Depositary, we are required to pay any taxes and other governmental charges incurred by the Depositary or the custodian on any ADR or common share underlying an ADR, including any applicable interest and penalties thereon, any stock transfer or other taxes and other governmental charges in any applicable jurisdiction.
Dividends and Other Distributions
The Depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on common shares or other deposited securities, less any fees described below under “— Withholding Taxes, Duties and Other Governmental Charges.” You will receive these distributions in proportion to the number of common shares your ADSs represent as of the record date set by the Depositary with respect to the ADSs.
•	Withholding Taxes, Duties and Other Governmental Charges. Before making a distribution, the Depositary will deduct any withholding taxes, duties or other governmental charges that must be paid. Dividends on our shares are subject to deduction of Irish withholding taxes, unless an exemption to withholding is available. U.S. holders of ADSs (including U.S. citizens or residents) are entitled to claim a refund of Irish withholding taxes on dividends. Unless a U.S. holder of ADSs otherwise specifies, a customary fee of $0.003 per ADS will be deducted from each dividend paid to such holder so that such dividend may be paid gross of Irish withholding taxes.

•	Shares. The Depositary may distribute additional ADSs representing any common shares we distribute as a dividend or free distribution to the extent permissible by law. If the Depositary does not distribute additional ADRs, the outstanding ADSs will also represent the new common shares.

•	Elective Distributions in Cash or Shares. If we offer holders of our common shares the option to receive dividends in either cash or common shares, the Depositary will, after consultation with us and to the extent permissible by law and reasonably practicable, offer holders of ADSs the option to receive dividends in either cash or ADSs to the extent permissible under applicable law and in accordance with the deposit agreement.

•	Rights to Receive Additional Shares. If we offer holders of our common shares any rights to subscribe for additional common shares or any other rights, the Depositary, after consultation with us and to the extent permissible by law and reasonably practicable, will make these rights available to you as a holder of ADSs. If the Depositary makes rights available to you, it will exercise the rights and purchase the common shares on your behalf subject to your payment of applicable fees, taxes, charges and expenses. The Depositary will then deposit the common shares and issue ADSs to you. It will only exercise rights if you pay it the exercise price and any taxes and other governmental charges the rights require you to pay. U.S. securities laws or Bermuda law may restrict the sale, deposit, cancellation, and transfer of the ADSs issued after exercise of rights. Our intent is not to offer holders any rights to subscribe for additional common shares unless the holders of our ADSs would thereby be offered rights to receive ADSs in an offering registered under U.S. securities laws.

•	Other Distributions. Subject to receipt of timely notice from us with the request to make any such distribution available to you, and provided the Depositary has determined that such distribution is lawful, practicable and feasible and in accordance with the terms of the deposit agreement, the Depositary will send to you anything else we distribute on deposited securities by any means it deems practical in proportion to the number of ADSs held by you, net of any taxes and other governmental charges withheld.
The Depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADR holders. We have no obligation to register ADSs, common shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADRs, common shares, rights or anything else to ADR holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to you.
Deposit and Withdrawal
The Depositary delivers ADSs upon deposit of common shares with the custodian. The custodian holds all deposited common shares, including those being deposited by us in connection with the offering to which this prospectus relates, for the account of the Depositary. You thus have no direct ownership interest in the common shares and only have the rights as are set out in the deposit agreement. The custodian also holds any additional securities, property and cash received on, or in substitution for, the deposited common shares. The deposited common shares and any such additional items are all referred to collectively as “deposited securities.”
Upon each deposit of common shares, receipt of related delivery documentation and compliance with the other provisions of the deposit agreement, the Depositary issues an ADR or ADRs in the name of the person entitled thereto evidencing the number of ADSs to which that person is entitled. Alternatively, at your request, risk and expense, the Depositary in its discretion will deliver certificated ADRs at the Depositary’s principal New York office or any other location that it may designate as its transfer office.
You may surrender your ADRs at the Depositary’s office or through instruction provided to your broker. Upon payment of its fees and charges of, and expenses incurred by, it and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the Depositary will deliver the common shares and any other deposited securities underlying the ADR to you or a person you designate at the office of the custodian. Or, at your request, risk and expense, the Depositary will deliver the deposited securities at its principal New York office or any other location that it may designate as its transfer office, if feasible.
You have the right to cancel your ADSs and withdraw the underlying common shares at any time subject only to:
•	temporary delays caused by closing of our or the Depositary’s transfer books, or the deposit of common shares in connection with voting at a shareholders’ meeting, or the payment of dividends;

•	the surrender of ADRs evidencing a number of ADSs representing other than a whole number of common shares;

•	the payment of fees, charges, taxes and other governmental charges; or

•	where deemed necessary or advisable by the Depositary or us in good faith due to any requirement of any U.S. or foreign laws, government, governmental body or commission, any securities exchange on which the ADSs or common shares are listed or governmental regulations relating to the ADSs or the withdrawal of the underlying common shares.
U.S. securities laws provide that this right of withdrawal may not be limited by any other provision of the deposit agreement. However, we do not intend to list our common shares for trading on any exchange. Therefore, it may be more difficult to dispose of our common shares than it will be to dispose of our ADSs.
Transmission of Notices to Shareholders
We will promptly transmit to the Depositary those communications that we make generally available to our shareholders together with annual and other reports prepared in accordance with applicable requirements of U.S. securities laws. Upon our request and at our expense, subject to the distribution of any such communications being lawful and not in contravention of any regulatory restrictions or requirements if so distributed and made available to holders, the Depositary will arrange for the timely mailing of copies of such communications to all ADS holders and will make a copy of such communications available for inspection at the Depositary’s Corporate Trust Office, the office of the custodian or any other designated transfer office of the Depositary.
Voting Rights
As soon as practicable upon receipt of timely notice of any meeting at which the holders of our shares are entitled to vote, or of solicitation of consents or proxies from holders of our shares, the Depositary will fix a record date in respect of such meeting or solicitation of consent or proxy. The Depositary will, if requested by us in writing in a timely manner, mail by regular, ordinary mail delivery (or by electronic mail or as otherwise may be agreed between us and the Depositary from time to time) or otherwise distribute to holders of ADSs as of the record date: (a) such information as is contained in such notice of meeting (or solicitation of consent or proxy) received by the Depositary from us, (b) a statement that holders as of the record date will be entitled, insofar as practicable and permitted under applicable law, the terms of the deposit agreement, the terms and conditions of our common shares and of our bye-laws (and subject to such other requirements as we shall notify the Depositary), to instruct the Depositary as to the exercise of the voting rights (or deemed exercise of voting rights), if any, pertaining to the amount of our common shares represented by their respective ADSs, and (c) a statement as to the manner in which such instructions may be given or may be deemed to have been given as described below if no validly-completed instructions are received by the Depositary from a holder of ADSs by the ADS voting cut off date set by the Depositary for such purpose. Upon the written request of a holder as of such record date, received on or before the ADS voting cut off date, the Depositary will endeavor, insofar as practicable, to vote or cause to be voted the amount of our common shares represented by the ADSs in accordance with the instructions set forth in such request.
To the extent no such instructions are received by the Depositary on or before the ADS voting cut off date from holders of a sufficient number of shares so as to enable the Company to meet its quorum requirements with respect to any such meeting of shareholders, the Depositary will, upon our written request and at all times subject to applicable law, the terms of the deposit agreement, the terms and conditions of our common shares and our bye-laws, deem such holder to: (A) have instructed the Depositary to take such action as is necessary to cause the number of underlying shares for which no voting instructions have been received from holders of ADSs so as to meet applicable quorum requirements (currently 25% of our common shares) to be counted for the purposes of satisfying applicable quorum requirements; and (B) have given a power of attorney to the Depositary or the custodian, as its nominee, to cause such equal number of common shares so counted under (A) above being counted for the purposes of establishing a quorum, with respect to any resolution proposed by the Board of Directors of the Company within the agenda set for such meeting, to be voted at any such meeting in proportion to the voting instructions duly-received by the Depositary from holders of ADSs as of the record date by the ADS voting cut off date; provided, however that, except to the extent we have provided the Depositary with at least 30 days’ written notice of any such meeting, the common shares shall not be so counted and shall not be so voted (proportionately to the voting instructions received by the Depositary from holders of ADSs as of the record date by the ADS voting cut off date) with respect to any matter as to which the Depositary informs us that the Depositary reasonably believes that with respect to any such resolution: (i) substantial opposition exists or (ii) it materially affects the rights of holders of common shares. For the purposes of this provision of the deposit agreement, by way of example and not limitation, it is agreed that routine matters, such as appointing auditors and directors (except where a competing director or slate of directors is proposed), and resolutions to approve the public offering or private placement of securities, would not materially affect the rights of holders of common shares.
There can be no assurance that holders generally or any holder in particular will receive the notice described above with sufficient time to enable such holder to return voting instructions to the Depositary by the ADS voting cut off date. In the deposit agreement, we have agreed that we will endeavor to provide at least 30 days’ prior written notice to the Depositary which will enable the timely notification of holders as to limitations on the ability of the Depositary to vote a particular ADS according to the voting instructions received in regard to such ADS. Common shares which have been withdrawn from the Depositary facility and transferred on our register of members to a person other than the Depositary or its nominee may be voted by the holders thereof in accordance with applicable law and our bye-laws. However, holders or beneficial owners of ADSs may not receive sufficient advance notice of shareholder meetings to enable them to withdraw the common shares and vote at such meetings.
Payment of Taxes
You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities underlying your ADRs. The Depositary may refuse to issue ADSs, deliver ADRs, register the transfer, split-up or combination of ADRs, or allow you to withdraw the deposited securities underlying your ADSs until such payment is made including any applicable interest and penalty thereon. We, the custodian or the Depositary may withhold or deduct the amounts of taxes owed from any distributions to you or may sell deposited securities, by public or private sale, to pay any taxes and any applicable interest and penalties owed. You will remain liable if the proceeds of the sale are not enough to pay the taxes. If the Depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any proceeds, or send to you any property remaining after it has paid the taxes.
Unless a U.S. holder of ADSs otherwise specifies, a customary fee of $0.003 per ADS will be deducted from each dividend paid to such holder so that such dividend may be paid gross of Irish withholding taxes.

Reclassifications, Recapitalizations and Mergers
If we take actions that affect the deposited securities, including (1) any change in par value, split-up, cancellation, consolidation or other reclassification of deposited securities to the extent permitted by any applicable law, (2) any distribution on the common shares that is not distributed to you and (3) any recapitalization, reorganization, merger, consolidation, liquidation or sale of our assets affecting us or to which we are a party resulting in a distribution of cash or securities to our shareholders, then the cash, common shares or other securities received by the Depositary in connection therewith will become deposited securities and be subject to the deposit agreement and any applicable law, evidence the right to receive such additional deposited securities, and the Depositary may choose to:
•	distribute additional ADSs;

•	call for surrender of outstanding ADSs to be exchanged for new ADSs;

•	distribute cash, securities or other property it has received in connection with such actions;

•	sell any securities or property received at public or private sale on an averaged or other practicable basis without regard to any distinctions among holders and distribute the net proceeds as cash; or

•	treat the cash, securities or other property it receives as part of the deposited securities, and each ADS will then represent a proportionate interest in that property.
Amendment and Termination
We may agree with the Depositary to amend the deposit agreement and the ADSs without your consent for any reason deemed necessary or desirable. You will be given at least 30 days’ notice of any amendment that imposes or increases any fees or charges, except for taxes, governmental charges, delivery expenses or other charges specifically payable by ADS holders under the deposit agreement, or which otherwise materially prejudices any substantial existing right of holders or beneficial owners of ADSs. If an ADS holder continues to hold ADSs after being so notified of these changes, that ADS holder is deemed to agree to that amendment and be bound by the ADRs and the agreement as amended. An amendment can become effective before notice is given if necessary to ensure compliance with a new law, rule or regulation.
At any time we may instruct the Depositary to terminate the deposit agreement, in which case the Depositary will give notice to you at least 30 days prior to termination. The Depositary may also terminate the deposit agreement if it has told us that it would like to resign or we have removed the Depositary and we have not appointed a new Depositary bank within 90 days, in such instances, the Depositary will give notice to you at least 30 days prior to termination. After termination, the Depositary’s only responsibility will be to deliver deposited securities to ADS holders who surrender their ADSs upon payment of any fees, charges, taxes or other governmental charges, and to hold or sell distributions received on deposited securities. After the expiration of six months from the termination date, the Depositary may sell the deposited securities which remain and hold the net proceeds of such sales, uninvested and without liability for interest, for the pro rata benefit of ADS holders who have not yet surrendered their ADSs. After selling the deposited securities, the Depositary has no obligations except to account for those net proceeds and other cash. Upon termination of the deposit agreement, we will be discharged from all obligations except for our obligations to the Depositary.
We intend to maintain a Depositary arrangement for so long as it facilitates U.S. holders in benefiting from an exemption to Irish withholding taxes on dividends on our common shares.
Limitations on Obligations and Liability
The deposit agreement expressly limits our and the Depositary’s obligations and liability.
We and the Depositary:

•	are only obligated to take the actions specifically set forth in the deposit agreement without gross negligence or bad faith;

•	are not liable if either of us by law or circumstances beyond our control is prevented from, or delayed in, performing any obligation under the agreement, including, without limitation, requirements of any present or future law, regulation, governmental or regulatory authority or stock exchange of any applicable jurisdiction, any present or future provision of our memorandum of association and bye-laws, on account of possible civil or criminal penalties or restraint, any provisions of or governing the deposited securities, any act of God, war or other circumstances beyond each of our control as set forth in the deposit agreement;

•	are not liable if either of us exercises or fails to exercise the discretion permitted under the deposit agreement, the provisions of or governing the deposited securities or our memorandum of association and bye-laws;

•	are not liable for any action/inaction on the advice or information of legal counsel, accountants, any person presenting common shares for deposit, holders and beneficial owners (or authorized representatives) of ADRs, or any person believed in good faith to be competent to give such advice or information;

•	are not liable for the inability of any holder to benefit from any distribution, offering, right or other benefit if made in accordance with the provisions of the deposit agreement;

•	have no obligation to become involved in a lawsuit or other proceeding related to any deposited securities or the ADSs or the deposit agreement on your behalf or on behalf of any other party;

•	may rely upon any documents we believe in good faith to be genuine and to have been signed or presented by the proper party; and

•	shall not incur any liability for any indirect, special, punitive or consequential damages for any breach of the terms of the deposit agreement.
The Depositary and its agents shall not incur any liability under the deposit agreement for the failure to carry out any instructions to vote, the manner in which any vote is cast or the effect of any vote or failure to determine that any distribution or action may be lawful or reasonably practicable or allowing any rights to lapse in accordance with the provisions of the deposit agreement, the failure or timeliness of any notice from us, the content of any information submitted to it by us for distribution to you, any investment risk associated with the acquisition of an interest in the deposited securities, the validity or worth of the deposited securities or for any tax consequences that may result from ownership of ADSs, common shares or deposited securities for the creditworthiness of any third party and for any indirect, special, punitive or consequential damage.
We have agreed to indemnify the Depositary under certain circumstances. However, the deposit agreement does not limit our liability under federal securities laws. The Depositary may own and deal in any class of our securities and in the ADSs.
Requirements for Depositary Actions
Before the Depositary issues, delivers or registers a transfer of an ADS, makes a distribution on an ADS, or permits withdrawal of common shares or other property, the Depositary may require:
•	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any common shares or other deposited securities;

•	production of satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.
The Depositary also may suspend the issuance of ADSs, the deposit of common shares, the registration, transfer, split-up or combination of ADSs or the withdrawal of deposited securities, unless the deposit agreement provides otherwise, if the register for ADSs is closed or if we or the Depositary decide any such action is necessary or advisable.
Deutsche Bank Trust Company Americas keeps books for the registration and transfer of ADRs at its offices. You may reasonably inspect such books, except if you have a purpose other than our business or a matter related to the deposit agreement or the ADRs.
Disclosure of Interests
By purchasing ADSs, you agree to comply with our memorandum of association and bye-laws and the laws of Bermuda, the United States of America and any other relevant jurisdiction regarding any disclosure requirements regarding ownership of common shares, all as if the ADSs were, for this purpose, the common shares they represent.
DESCRIPTION OF DEBT SECURITIES
The debt securities will have the terms described in this prospectus unless the prospectus supplement describes different terms.
Each series of debt securities will be issued under an indenture between us Wells Fargo Bank, National Association. The trustee serves two principal roles:
•	the trustee can enforce your rights against us if an Event of Default described below occurs; and

•	the trustee performs various administrative duties.
The following description is a summary of selected provisions relating to the debt securities and the indenture. The summary is not complete. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part. You should not rely on this summary, because the indenture and not this summary defines your rights as a holder of the debt securities. When debt securities are offered in the future, the prospectus supplement will explain the particular terms of those securities and the extent to which these general provisions may apply. Capitalized terms used in the summary have the meanings specified in the indenture.
General
The debt securities will be either senior debt securities or subordinated debt securities. The indenture does not limit the total principal amount of debt securities that we can issue. We may issue the debt securities in one or more series as we may authorize from time to time. In addition, we may “reopen” a previous issue of debt securities by issuing additional debt securities of that series.
A prospectus supplement and a supplemental indenture (or resolutions of our board of directors in lieu of a supplemental indenture) relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:
•	the title of the debt securities;

•	any limit on the total principal amount of the debt securities;

•	whether the debt securities are senior debt securities or subordinated debt securities or a combination thereof;

•	the dates on which the principal and premium, if any, of the debt securities will be payable;

•	the interest rate (or method of determining the rate) that the debt securities will bear, the interest payment dates for the debt securities and the record dates for determination of the holders to whom interest is payable;

•	the place where we will pay principal, premium and interest on the debt securities;

•	any optional redemption periods and prices and any specific terms or conditions related to optional redemptions;

•	whether the debt securities are convertible or exchangeable into other securities;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

•	the denominations in which we will issue the debt securities, if other than $1,000 and any integral multiple thereof;

•	the manner in which we will determine the amounts of principal, premium or interest payments on the debt securities if these amounts may be determined by reference to an index;

•	the currency in which we will pay principal, premium and interest on the debt securities if other than the United States dollar;

•	if other than the entire principal amount, the portion of the principal amount of the debt securities (a) payable if the maturity of the debt securities is accelerated or (b) provable in bankruptcy;

•	any provisions relating to any security provided for the debt securities;

•	any changes in or additions to the Events of Default (as defined below);

•	whether we will issue the debt securities in the form of global securities and the terms and conditions of the global securities;

•	any changes or additions to the covenants; and

•	any other terms of the debt securities.
We may issue debt securities at a discount below their stated principal amount. Even if we do not issue the debt securities below their stated principal amount, for United States federal income tax purposes the debt securities may be deemed to have been issued with a discount because of certain interest payment characteristics. We will describe in a prospectus supplement the United States federal income tax considerations applicable to debt securities issued at a discount or deemed to be issued at a discount. We will also describe in a prospectus supplement any special United States federal income tax considerations or other restrictions or terms applicable to the debt securities being issued, including, as applicable, securities issuable in bearer form, offered exclusively to foreigners or denominated in a foreign currency.
We may issue debt securities in fully registered form without coupons or in a form registered as to principal only with coupons or in bearer form with coupons. Unless specified in the prospectus supplement, the debt securities will be in fully registered form without coupons. In addition, we may issue debt securities in the form of one or more global securities as described below.
Registration, Transfer and Payment
Principal of, premium, if any, and interest, if any, on fully registered securities will be payable at the place or places we designate for such purpose, or we may pay interest by check mailed to the persons in whose names the securities are registered at the close of business on the day or days specified in the prospectus supplement accompanying this prospectus. The principal of, premium, if any, and interest, if any, on debt securities in other forms will be payable in the manner and at the place we designate as specified in the applicable prospectus supplement.
You may present fully registered securities for transfer or exchange at the corporate trust office of the trustee or any other office or agency we maintain for that purpose, without the payment of any service charge except for any tax or governmental charge incidental to the transfer or exchange. Provisions for the transfer or exchange of securities in other forms will be set forth in the applicable prospectus supplement.
Global Securities
We may issue the debt securities in whole or in part in the form of one or more global securities. A global security is a security, typically held by a depositary, that represents the beneficial interests of a number of purchasers of such security. We will deposit global securities with the depositary identified in the prospectus supplement. Unless it is exchanged in whole or in part for debt securities in definitive form, a global certificate may generally be transferred only as a whole to certain nominees of the depositary or to a successor depositary or nominee of a successor depositary.
We will describe the specific terms of the depositary arrangement with respect to a series of debt securities in a prospectus supplement. We expect that the following provisions will generally apply to our depositary arrangements.
Ownership of beneficial interests in a global security will be limited to “participants” or persons that may hold interests through participants. The term “participants” means institutions that have established accounts with the depositary or its nominee. Upon the issuance of a global security, and the deposit of the global security with or on behalf of the depositary, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by the global security to the accounts of participants. The underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited. If we offer and sell the debt securities directly or through agents, either we or our agents will designate the accounts. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary and its participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities. Such laws may impair the ability to transfer beneficial interests in a global security.
Principal of, any premium on and any interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security. We and the trustee will treat the depositary or its nominee as the sole owner or holder of the debt securities represented by a global security for all purposes, including for paying principal, premium and interest. Except as set forth below, owners of beneficial interests in a global security will not:
•	be entitled to have the debt securities represented by the global security registered in their names;

•	receive or be entitled to receive physical delivery of the debt securities in definitive form; or

•	be considered the owners or holders of the debt securities.

Therefore, we and the trustee do not have any direct responsibility or liability for the payment of principal of, premium, if any, on or interest, if any, on any debt securities represented by a global security to owners of beneficial interests in the global security.
We expect that the depositary or its nominee, upon receipt of any payments, will on the same date credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the depositary’s or its nominee’s records. We also expect that payments by participants to owners of beneficial interest in the global security will be governed by standing instructions and customary practices, as is the case with the securities held for the accounts of customers registered in “street names” and will be the responsibility of these participants and will not be the responsibility of the depositary or its nominee, the trustee or us. We or the trustee are responsible only for paying principal, premium, if any, and interest, if any, to the depositary or its nominee. The depositary or its nominee and the direct and indirect participants are responsible for disbursing these payments to the owners of beneficial interests in the global securities.
If the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within ninety days, we will issue individual debt securities in exchange for the global security. In addition, we may at any time in our sole discretion determine not to have any of the debt securities of a series represented by global securities and, in such event, will issue debt securities of such series in exchange for the global security.
Neither we, nor the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests. No such person will be liable for any delay by the depositary or any of its participants in identifying the owners of beneficial interests in a global security, and we, the trustee and any paying agent may conclusively rely on instructions from the depositary or its nominee for all purposes.
Subordination
Senior debt securities will rank on an equal basis with all our other unsecured debt obligations except subordinated debt.
Subordinated debt securities will rank subordinated and junior in right of payment, to the extent set forth in the prospectus supplement relating to the subordinated debt securities, to all our “senior debt” (which will be defined in the applicable prospectus supplement).
If we default in the payment of any principal of, or premium, if any, or interest on any senior debt when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, we cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities.
If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us, our creditors or our property, then all senior debt must be paid in full before any payment may be made to any holders of subordinated debt securities.
Furthermore, if we default in the payment of the principal of and accrued interest on any subordinated debt securities that is declared due and payable upon an event of default under the indenture, holders of all senior debt will first be entitled to receive payment in full in cash before holders of the subordinated debt can receive any payments.
Conversion or Exchange Rights
The terms, if any, on which a series of debt securities may be convertible into or exchangeable for common stock or other of our securities will be detailed in the applicable prospectus supplement. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder, or at our option, and may include provisions pursuant to which the number of shares of our common stock or other of our securities to be received by the holders of the series of debt securities would be subject to adjustment.
Consolidation, Merger or Sale
The indenture provides that, except as otherwise provided in any prospectus supplement, we may consolidate with or merge into any other person or convey, transfer or lease our properties and assets substantially as an entirety to another person, if among other things:
•	the resulting, surviving or transferee person (if other than us) assumes all our obligations under the debt securities and the indenture; and

•	we or such successor person is not immediately thereafter in default under the indenture.
Upon the assumption our obligations by such a person upon the sale of all or substantially all the assets in compliance with the indenture, we shall be discharged from all obligations under the debt securities and the indenture. Although such transactions are permitted under the indenture, certain of the foregoing transactions could constitute a “change in control,” as described in any prospectus supplement, permitting each holder to require us to purchase the debt securities of such holder as described in any prospectus supplement.
Modification and Waiver
The indenture (including the terms and conditions of the debt securities) may be modified or amended by us and the trustee, with respect to any series of debt securities, without the consent of the holder of such series of debt securities, for the purposes of, among other things:
•	adding to our covenants for the benefit of the holders of the debt securities of such series;

•	surrendering any right or power conferred upon us in respect of such series;

•	providing for the assumption of our obligations to the holders of the debt securities of such series in the case of a permitted merger, consolidation, conveyance, transfer or lease;

•	complying with the requirements of the SEC in connection with the registration of the debt securities of such series under the Securities Act and the qualification of the indenture under the Trust Indenture Act, provided that such modification or amendment does not, in the good faith opinion of our board of directors and the trustee, adversely affect the interests of the holders of the debt securities of such series in any material respect; and

•	curing any ambiguity or correcting or supplementing any defective provision contained in the indenture; provided that such modification or amendment does not materially adversely affect the interests of the holders of the debt securities of such series.
Modifications and amendments to the indenture or to the terms and conditions of the debt securities of such series may also be made, and past defaults by us may be waived, either:
•	with the written consent of the holders of at least a majority in aggregate principal amount at maturity of the debt securities of such series at the time outstanding; or

•	by the adoption of a resolution at a meeting of holders by at least a majority in aggregate principal amount at maturity of the debt securities of such series represented at such meeting.

However, no such modification, amendment or waiver may, without the written consent or the affirmative vote of the holder of each debt security so affected:
•	change the stated maturity of such debt security;

•	reduce the principal amount at maturity, redemption price or purchase price on such debt security;

•	change the currency of payment of such debt security or interest thereon;

•	reduce the percentage in aggregate principal amount at maturity of any debt security outstanding necessary to modify or amend the indenture or to waive any past default; or

•	impair the right to institute suit for the enforcement of any payment with respect to such debt security.
Events of Default
Unless we provide otherwise in the applicable prospectus supplement, the indenture provides that the following are “Events of Default” with respect to any series of the debt securities issued thereunder:
•	default in the payment of the principal of (or premium, if any, on) any debt security of such series when and as the same shall become due and payable;

•	default for 30 days in the payment of any installment of interest on any debt security of such series when and as the same shall become due and payable;

•	default in the making or satisfaction of any sinking fund payment when the same shall become due and payable on the terms of any debt securities of such series;

•	default for 60 days after notice in the performance of any other covenant in respect of the debt securities of such series contained in the indenture;

•	certain events of bankruptcy, insolvency or reorganization; or

•	any other event of default described in the prospectus supplement for such series.
An Event of Default with respect to any particular series of debt securities issued under an indenture does not necessarily constitute an Event of Default with respect to any other series of debt securities issued under such indenture. The trustee may withhold notice to the holders of any debt securities of any default (except in the payment of principal or interest) if it considers such withholding is in the interests of such holders.
Unless we provide otherwise in the applicable prospectus supplement, if an Event of Default with respect to any series of debt securities shall have occurred and be continuing, the trustee or the holders of not less than 25% in aggregate principal amount of such series of debt securities may declare the principal of all the debt securities of such series to be due and payable immediately; provided, however, that subject to certain conditions, any such declaration and its consequences may be rescinded and annulled by the holders of not less than a majority in aggregate principal amount of the debt securities of such series.
The indenture will require us to file annually with the trustee a certificate, signed by a specified officer, stating whether or not such officer has obtained knowledge of any default by us in the performance, observance or fulfillment of any condition or covenant of such indenture, and, if so, specifying each such default and the nature thereof.
Subject to provisions relating to its duties in case of a default, a trustee shall be under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders shall have offered to such trustee reasonable indemnity.
Subject to such provisions for indemnification, the holders of a majority in principal amount of the debt securities of any series may direct the time, method and place of conducting any proceeding or any remedy available to the appropriate trustee, or exercising any trust or power conferred upon such trustee, with respect to the debt securities of such series.
Satisfaction and Discharge of the Indenture; Defeasance
With certain exceptions, we may satisfy and discharge its obligations under the indenture with respect to any series of debt securities:
•	by delivering to the trustee for cancellation all outstanding debt securities of such series or by depositing with the trustee cash or securities (as applicable under the terms of the indenture) sufficient to pay and discharge the entire indebtedness evidenced by the outstanding debt securities of such series that have not then been delivered to the trustee for cancellation when or after such securities have become due and payable; and

•	by paying all other sums payable by the us under the indenture with respect to the debt securities of such series.
Under federal income tax law as of the date of this prospectus, such deposit and discharge may be treated as a disposition of the related debt securities. Each holder might be required to recognize gain or loss equal to the difference between the holder’s cost or other tax basis in the debt securities and the amount of cash plus the fair market value of any property received upon such disposition. Holders might be required to include as income a different amount than would be includable without the discharge. Prospective investors are urged to consult their own tax advisors as to the tax consequences of a discharge, including the applicability and effect of tax laws other than the federal income tax law.
A series of debt securities may have no conditions for defeasance or may have additional or different conditions for defeasance as described in the applicable prospectus supplement.
Governing Law
The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.
DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of common shares, preference shares or debt securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under one or more warrant agreements to be entered into between us and a warrant agent to be named in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:
•	the title of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.
Exercise of Warrants
Each warrant will entitle the holder of the warrant to purchase for cash the amount of common shares, preference shares or debt securities at the exercise price stated or determinable in the applicable prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the common shares, preference shares or debt securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.
The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement and warrant certificate, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant certificate or warrant agreement if we offer warrants, see “Where You Can Find More Information”. We urge you to read the applicable warrant certificate, the applicable warrant agreement and any applicable prospectus supplement in their entirety.
DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue subscription rights to purchase common shares, preference shares, debt securities or other securities. We may issue subscription rights independently or together with any other offered security, which may or may not be transferable by the securityholder. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
The prospectus supplement relating to any subscription rights we may offer will contain the specific terms of the subscription rights. These terms may include the following:
•	the price, if any, for the subscription rights;

•	the exercise price payable for each common share, preference share, debt securities or other securities upon the exercise of the subscription rights;

•	the number of subscription rights issued to each securityholder;

•	the number and terms of each common share, preference share, debt securities or other securities which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.
The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate or subscription rights agreement if we offer subscription rights, see “Where You Can Find More Information”. We urge you to read the applicable subscription rights certificate, the applicable subscription rights agreement and any applicable prospectus supplement in their entirety.
LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, certain legal matters with respect to the laws of Bermuda will be passed upon for us by Conyers Dill & Pearman, Hamilton, Bermuda. Certain matters of U.S. federal and New York law will be passed upon for us by Weil, Gotshal & Manges LLP, New York, New York.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our predecessor’s consolidated financial statements included in our Annual Report on Form 20-F for the year ended December 31, 2008, as set forth in their reports, which are incorporated by reference in this prospectus. Our predecessor’s consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports given on their authority as experts in accounting and auditing.
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 20-F for the year ended December 31, 2008, and the effectiveness of our internal control over financial reporting as of December 31, 2008, as set forth in their reports, which are incorporated by reference in this prospectus. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports given on their authority as experts in accounting and auditing.
ENFORCEABILITY OF CIVIL LIABILITIES
We are incorporated under the laws of Bermuda and are managed and controlled in Ireland. Our business is based outside the United States, a majority of our directors and officers reside outside the United States, and a majority of our assets and some or all of the assets of such persons may be located in jurisdictions outside the United States. Although we have appointed Puglisi & Associates, 850 Library Ave., Suite 204, Newark, Delaware 19711 as our agent to receive service of process with respect to any actions against us arising out of violations of the U.S. federal securities laws in any federal or state court in the United States relating to the transactions covered by this prospectus, it may be difficult for investors to effect service of process within the United States on our directors and officers who reside outside the United States or to enforce against us or our directors and officers judgments of U.S. courts predicated upon civil liability provisions of the U.S. federal securities laws.
There is no treaty in-force between the United States and Bermuda or Ireland providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a U.S. judgment would be enforceable in Bermuda or Ireland against us or our directors and officers depends on whether the U.S. court that entered the judgment is recognized by a Bermuda or Irish court as having jurisdiction over us or our directors and officers, as determined by reference to Bermuda or Irish conflict of law rules. The courts of Bermuda or Ireland would recognize as a valid judgment, a final and conclusive judgment in personam obtained in a U.S. court pursuant to which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty). The courts of Bermuda or Ireland would give a judgment based on such a U.S. judgment as long as (1) the U.S. court had proper jurisdiction over the parties subject to the judgment; (2) the U.S. court did not contravene the rules of natural justice of Bermuda or Ireland; (3) the U.S. judgment was not obtained by fraud; (4) the enforcement of the U.S. judgment would not be contrary to the public policy of Bermuda or Ireland; (5) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda or Ireland; (6) there is due compliance with the correct procedures under the laws of Bermuda or Ireland; and (7) the U.S. judgment is not inconsistent with any judgment of the courts of Bermuda or Ireland in respect of the same matter.
In addition to and irrespective of jurisdictional issues, neither Bermuda nor Irish courts will enforce a provision of the U.S. federal securities law that is either penal in nature or contrary to public policy. It is the advice of our counsel that an action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, is unlikely to be entertained by Bermuda or Irish courts. Specified remedies available under the laws of U.S. jurisdictions, including specified remedies under U.S. federal securities laws, may not be available under Bermuda or Irish law or enforceable in a Bermuda or Irish court, as they are likely to be contrary to Bermuda or Irish public policy. Further, no claim may be brought in Bermuda or Ireland against us or our directors and officers in the first instance for a violation of U.S. federal securities laws because these laws have no extraterritorial application under Bermuda or Irish law and do not have force of law in Bermuda or Ireland.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
The documents incorporated by reference into this prospectus are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference in this prospectus, without charge, upon written or oral request. If you would like to obtain this information from us, please direct your request, either in writing or by telephone, to:
Investor Relations
Babcock & Brown Air Limited
West Pier
Dun Laoghaire, County Ireland
Ireland
+353-1-231-1900

We are subject to the information and periodic reporting requirements of the Exchange Act applicable to foreign private issuers and will fulfill the obligations with respect to those requirements by filing reports with the SEC. These periodic reports and other information may be inspected and copied at the SEC’s Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Room of the SEC, 100 F. Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding the Company and other issuers that file electronically with the SEC. The address of the SEC internet site is www.sec.gov. This information is also available on our website at www.babcockbrownair.com.
As a foreign private issuer, we will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act relating to their purchases and sales of common shares. In addition, we will not be required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, we intend to file with the SEC, within 90 days after the end of each fiscal year, an annual report on Form 20-F containing financial statements audited by an independent public accounting firm. We also intend to furnish quarterly reports on Form 6-K containing unaudited interim financial information for each of the first three quarters of each fiscal year.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus, and any accompanying prospectus supplement, the information we have filed with the SEC. This means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC prior to the termination of this offering will also be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents and will automatically update and supersede previously filed information, including information contained in this document.
We incorporate by reference into this prospectus and any accompanying prospectus supplement the following documents that we have filed with the SEC:
•	Annual Report on Form 20-F for the fiscal year ended December 31, 2008, filed with the SEC on March 10, 2009, as amended by Amendment No. 1 to such Annual Report, filed with the SEC on March 26, 2009;

•	Current Reports on Form 6-K dated March 19, 2009, May 8, 2009, June 2, 2009, August 7, 2009, August 13, 2009 and November 6, 2009; and

•	Registration Statement on Form 8-A, filed with the SEC on September 25, 2007.
Copies of these filings are available free of charge by writing to Babcock & Brown Air Limited, West Pier, Dun Laoghaire, County Dublin, Ireland, Attention: Investor Relations, or by telephoning us at +353-1-231-1900.
We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC between the date that we initially file the registration statement to which this prospectus relates and the termination of the offering of the securities (if they state that they are incorporated by reference into this prospectus). In all cases, you should rely on the later information over different information included in this prospectus.
Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual document. You may obtain a copy of any document summarized in this prospectus at no cost by writing to or telephoning us at the address and telephone number given above. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
ITEM 8. INDEMNIFICATION OF DIRECTORS AND OFFICERS
The bye-laws of Babcock & Brown Air Limited (the “Registrant”) contain a broad waiver by its shareholders of any claim or right of action, both individually and on its behalf, against any of its officers or directors. The waiver applies to any action taken by an officer or director, or the failure of an officer or director to take any action, in the performance of his or her duties, except with respect to any matter involving any fraud or dishonesty on the part of the officer or director. The waiver limits the right of shareholders to assert claims against the Registrant’s officers and directors unless the act or failure to act involves fraud or dishonesty. The Registrant’s bye-laws also provide that the Registrant will indemnify its officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty. The indemnification provided in the bye-laws is not exclusive of other indemnification rights to which a director or officer may be entitled, provided these rights do not extend to his or her fraud or dishonesty. The Registrant also has entered into directors’ service agreements with its directors, pursuant to which the Registrant has agreed to indemnify them against any liability brought against them by reason of their service as directors, except in cases where such liability arises from fraud, dishonesty, bad faith, gross negligence, willful default or willful misfeasance.
Section 98 of the Companies Act 1981 of Bermuda (the “Companies Act”) provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to Section 281 of the Companies Act.
The Registrant maintains standard policies of insurance under which coverage is provided (1) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (2) to the registrant with respect to payments which may be made by the registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.
ITEM 9. EXHIBITS
The following exhibits are filed herewith or incorporated by reference herein:

1.1	Form of Underwriting Agreement.**

4.1	Memorandum of Association.***

4.2	Bye-laws.***

4.3	Form of Common Share Certificate.***

4.4	Specimen Preference Share Certificate and Form of Certificate of Designation, Preferences and Rights with respect to any series of Preference Shares issued hereunder.**

4.5	Deposit Agreement between Deutsche Bank Trust Company Americas and Babcock & Brown Air Limited (including form of American Depositary Receipt).***

4.6	Form of Indenture, to be entered into between the Company and Wells Fargo Bank Northwest, National Association, as Trustee.*

4.7	Form of Subscription Rights Agreement.**

4.8	Form of Warrant Agreement.**

4.9	Form of Share Purchase Contract.**

5.1	Opinion of Conyers Dill & Pearman.*

5.2	Opinion of Weil, Gotshal & Manges LLP.*

12.1	Statement regarding Computation of Ratio of Earnings to Fixed Charges.*

23.1	Consent of Ernst & Young LLP.*

23.2	Consent of Ernst & Young LLP.*

23.3	Consent of Conyers Dill & Pearman (included in Exhibit 5.1).

23.4	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.2).

24.1	Power of Attorney of certain directors and officers of the Registrant (included in signature page of this Registration Statement).*

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of designated trustee under the Indenture.*

*	Filed herewith.

**	To be filed by amendment to the Registration Statement or incorporated by reference from documents filed or to be filed with the SEC under the Exchange Act.

***	Previously filed with the Registration Statement on Form F-1, File No. 333-145994.
ITEM 10. UNDERTAKINGS
(a)	The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”), pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20-percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
Provided, however, that:
Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:
(i) Each prospectus filed by the registrant pursuant to Rule 424 (b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424 (b)(2), or (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(7)	That, , for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(b)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dublin, Ireland, on November 10, 2009.

Babcock & Brown Air Limited
By:	/s/ Colm Barrington
Colm Barrington
Chief Executive Officer and Director

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Colm Barrington or Gary Dales or either of them, his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any related registration statement filed pursuant to Rule 462(b) under the Security Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granted unto said attorney-in-fact and agents, full power and authority to do and to perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them or their substitutes or substitutes, could lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on November 10, 2009.

SIGNATURE	TITLE

/s/ Colm Barrington Colm Barrington	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Gary Dales Gary Dales	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Steven Zissis Steven Zissis	Chairman

/s/ Erik G. Braathen Erik G. Braathen	Director

/s/ Sean Donlon Sean Donlon	Director

SIGNATURE	TITLE

/s/ Joseph M. Donovan Joseph M. Donovan	Director

/s/ James Fantaci James Fantaci	Director

/s/ Susan M. Walton Susan M. Walton	Director

EXHIBIT INDEX
EXHIBITS
The following exhibits are filed herewith or incorporated by reference herein:

1.1	Form of Underwriting Agreement.**

4.1	Memorandum of Association.***

4.2	Bye-laws.***

4.3	Form of Common Share Certificate.***

4.4	Specimen Preference Share Certificate and Form of Certificate of Designation, Preferences and Rights with respect to any series of Preference Shares issued hereunder.**

4.5	Deposit Agreement between Deutsche Bank Trust Company Americas and Babcock & Brown Air Limited (including form of American Depositary Receipt).***

4.6	Form of Indenture, to be entered into between the Company and Wells Fargo Bank Northwest, National Association, as Trustee.*

4.7	Form of Subscription Rights Agreement.**

4.8	Form of Warrant Agreement.**

4.9	Form of Share Purchase Contract.**

5.1	Opinion of Conyers Dill & Pearman.*

5.2	Opinion of Weil, Gotshal & Manges LLP.*

12.1	Statement regarding Computation of Ratio of Earnings to Fixed Charges.*

23.1	Consent of Ernst & Young LLP.*

23.2	Consent of Ernst & Young LLP.*

23.3	Consent of Conyers Dill & Pearman (included in Exhibit 5.1).

23.4	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.2).

24.1	Power of Attorney of certain directors and officers of the Registrant (included in signature page of this Registration Statement).*

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of designated trustee under the Indenture.*

*	Filed herewith.

**	To be filed by amendment to the Registration Statement or incorporated by reference from documents filed or to be filed with the SEC under the Exchange Act.

***	Previously filed with the Registration Statement on Form F-1, File No. 333-145994.